Exhibit 10.2

PROMISSORY NOTE $350,000 September 30, 2016 FOR VALUE RECEIVED, the undersigned, PUBLIC COMP ANY MANAGEMENT CORPORATION, a Nevada corporation ("Borrower"), promises to pay to the order of Stephen Brock, at such other place as the holder of this Note may from time to time designate in writing, the principal sum of Three Hundred Fifty Thousand Dollars ($350,000.00), together with interest on the unpaid principal amount at the per annum rates set forth in Section 2. This Promissory Note is issued pursuant to that certain Debt Restructuring Agreement of September 30, 2016 ("Agreement"). Prior to the date hereof, differences of opinion as to matters of fact and as to matters of law have arisen by and between the parties to said Agreement and because of said differences of opinion as to matters of fact and as to matters of law, which includes, but is not limited to the Nevada Revised Statutes pertaining to time periods for which a potential plaintiff has to file a civil lawsuit, the parties had resolved all of their differences by the Agreement, the mutual releases described in the Agreement, and the execution and delivery of this Promissory Note. 1. Defined Terms. used herein, the following terms shall have the following meanings: "Default" means the occurrence or existence of any condition or event which would, the passage of time, the giving of notice, or both, constitute an Event of Default. "Loan" means the obligation from Lender to Borrower as evidenced by this Note. "Maturity Date" means September 30, 2020 subject to an extension as provided in Section 3 below. "Payment Date" has the meaning set forth in Section 3 below. 2. Interest Rate. The outstanding principal balance of this Note will bear interest at the rate of three percent (3% ) interest. 3. Payment Terms. (a) On the Maturity Date, Borrower will pay Lender the outstanding principal balance of this Note, together with all accrued and unpaid interest thereon (b) Borrower shall have the option to extend the Maturity Date of this Note for one additional period of six (6) months (the "Extension Term") provided as conditions of such extension and in order to properly exercise such option: (i) Borrower must provide Lender written notice of exercise of such extension option not later than thirty (30) days or more than 1 sixty (60) days prior to the otherwise applicable Maturity Date; and (ii) Borrower must pay Lender the accrued and unpaid interest to the Maturity Date. (c) Principal and interest shall be payable in lawful money of the United States of America. Simple interest on the principal amount shall be calculated on the basis of a 360-day year by multiplying the current outstanding principal amount by the applicable per annum rate, multiplying the product thereof by the actual number of days elapsed, and dividing the product so obtained by 360. Each payment hereunder shall be applied first to accrued but unpaid interest on the outstanding principal balance hereof, and then to reduction of principal. ( d) Time is of the essence with respect to the amounts due hereunder. ( e) Borrower may at any time prepay all or any part of the principal amount hereof, without premium, but with all accrued interest to the date of prepayment. Partial prepayments will be applied to accrued interest and then to principal. 4. Nevada Law. With respect to the amounts due under this Note, the validity, interpretation, and performance of this Agreement shall be governed by and construed under the laws of the State of Nevada without regard to conflicts of laws principles. Any provision in this Note which may be unenforceable or invalid under any law shall be ineffective to the extent of such unenforceability or invalidity without affecting the enforceability or validity of any other provision hereof. 5. Enforcement. The parties hereto consent and agree that jurisdiction for the resolution of any dispult: between them in respect of the enforcement of the rights and duties created by this Agreement shall reside in any federal or state court sitting in Cook County, State of Nevada. Service in any action to enforce rights created by this Agreement may be effected on counsel-ofrecord for any party to this Agreement. The prevailing party in any action to enforce this Agreement shall be entitled to recover its costs and expenses, including, without limitation, reasonable attorneys' fees. IN WITNESS WHEREOF, Borrower has caused this Promissory Note to be executed as of the day and year first above written. 2 BORROWER: PUBLIC COMPANY MANAGEMENT CORPORATION By: _____________ _ Name: Stephen Brock, President